Exhibit 99.1

      Synagro Technologies Announces Intention to Delist upon Consummation of the Proposed Merger with Affiliates of The Carlyle Group

     HOUSTON--(BUSINESS WIRE)--March 20, 2007--Synagro Technologies, Inc. (NasdaqGM:SYGR), today announced that it will submit a request to the Nasdaq Stock Market, Inc. for withdrawal of the listing of its common stock.

     Synagro's proposed delisting is contingent, among other conditions, upon stockholder approval and closing of the Agreement and Plan of Merger among Synagro, Synatech Holdings, Inc. ("Parent"), and Synatech, Inc. To effect the delisting, Synagro will file a Form 25 with the Securities and Exchange Commission and NASDAQ.

     Special Meeting of Stockholders

     Synagro will hold a special meeting of stockholders to consider and vote on a proposal to approve the Agreement and Plan of Merger, whereby Synagro will become a wholly owned subsidiary of Parent, an affiliate of The Carlyle Group ("Carlyle"). Synagro has mailed the definitive proxy statement and other related materials to its stockholders of record as of February 23, 2007, in connection with this meeting. The meeting is scheduled for March 29, 2007, and if approved by stockholders the merger is expected to close on or about March 30, 2007. The delisting will become effective on the closing date.

     About the Proposed Merger

     Synagro has filed a definitive proxy statement and other documents regarding the proposed transaction described in this press release with the Securities and Exchange Commission. STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING SYNAGRO'S DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SYNAGRO AND THE PROPOSED TRANSACTION. Stockholders may obtain a free copy of the definitive proxy statement and other documents filed by the Company at the SEC's web site at www.sec.gov. The definitive proxy statement and other relevant documents also may be obtained for free from the Company by directing such request to, if by mail, Synagro Technologies, Inc., Attn: Investor Relations Department, 1800 Bering Drive, Suite 1000, Houston, TX 77057, or if by telephone, Synagro Technologies, Inc., Investor Relations Department, 713-369-1700.

     Synagro's directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the Synagro stockholders in connection with the proposed merger. Information about Synagro's directors and officers can be found in Synagro's Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement and other documents regarding the proposed transaction.

     About Synagro

     Synagro believes that it is the largest recycler of biosolids and other organic residuals in the United States and is the only national company focused exclusively on the estimated $8 billion organic residuals industry, which includes water and wastewater residuals. The Company serves more than 600 municipal and industrial water and wastewater treatment accounts with operations in 33 states and the District of Columbia. The Company offers a broad range of water and wastewater residuals management services focusing on the beneficial reuse of organic, non-hazardous residuals resulting from the wastewater treatment process, including drying and pelletization, composting, product marketing, incineration, alkaline stabilization, land application, collection and transportation, regulatory compliance, dewatering, and facility cleanout services. Additional information about the Company is available at www.synagro.com.

     About Carlyle

     The Carlyle Group is a global private equity firm with $46.9 billion under management. Carlyle invests in buyouts, venture & growth capital, real estate and leveraged finance in Asia, Europe and North America, focusing on aerospace & defense, automotive & transportation, consumer & retail, energy & power, healthcare, industrial, technology & business services and telecommunications & media. Since 1987, the firm has invested $24 billion of equity in 576 transactions for a total purchase price of $101.8 billion. The Carlyle Group employs more than 740 people in 16 countries. In the aggregate, Carlyle portfolio companies have more than $68 billion in revenue and employ more than 200,000 people around the world. Additional information about Carlyle is available at www.carlyle.com.

     The foregoing contains forward-looking statements, the results of which may materially differ from those implied due to known and unknown risks and uncertainties, some of which are discussed below.

     Safe Harbor Statement

     This press release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties or other factors not under Synagro's control which may cause the actual results, performance or achievement of Synagro to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to: risks associated with our pending merger; the risk that our stockholders may not receive the level of dividends provided for in the dividend policy adopted by our board or any dividends at all; unseasonable weather; changes in government regulations; the ability to find, timely close, and integrate acquisitions; changes in federal wastewater treatment and biosolid regulation; our ability to comply with federal, state and local environmental regulations or to maintain and obtain necessary permits; competition in the wastewater residuals management business; the risk of early termination of customer contracts; loss of significant customers; our ability to complete new facilities as scheduled; our level of debt and our ability to service our debt; our ability to obtain additional financing; our ability to maintain sufficient insurance; and the effect of the restrictions in our senior secured credit agreement on our operations. Other factors are discussed in our periodic filings with the Securities and Exchange Commission.


     CONTACT: Synagro, Houston
              Robert C. Boucher, Jr., 713-369-1700
              or
              Carlyle
              Chris Ullman, 202-729-5399
              chris.ullman@carlyle.com